Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Third Quarter 2020 Financial Results

•Record net revenue of $156.6 million, up 140% sequentially and up 96% year-on-year
•Delivers strong results driven by infrastructure business improvements as well as continued strength from Broadband and WiFi product contributions

Carlsbad, Calif. – November 5, 2020 – MaxLinear, Inc. (NYSE: MXL), a leading provider of RF, analog, digital and mixed-signal integrated circuits, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter Financial Highlights
GAAP basis:
•Net revenue was $156.6 million, up 140% sequentially, and up 96% year-on-year.
•GAAP gross margin was 42.3%, compared to 50.2% in the prior quarter, and 52.4% in the year-ago quarter.
•GAAP operating expenses were $100.8 million in the third quarter 2020, or 64% of net revenue, compared to $55.5 million in the prior quarter, or 85% of net revenue, and $45.2 million in the year-ago quarter, or 57% of net revenue.
•GAAP loss from operations was 22% of revenue, compared to loss from operations of 35% in the prior quarter, and loss from operations of 4% in the year-ago quarter.
•Net cash flow used in operating activities was $16.6 million, compared to net cash flow provided by operating activities of $9.3 million in the prior quarter, and net cash flow provided by operating activities of $21.8 million in the year-ago quarter.
•GAAP diluted loss per share was $0.50, compared to diluted loss per share of $0.30 in the prior quarter, and diluted loss per share of $0.07 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 58.0%. This compares to 63.7% in the prior quarter, and 63.1% in the year-ago quarter.
•Non-GAAP operating expenses were $61.1 million, or 39% of revenue, compared to $32.6 million or 50% of revenue in the prior quarter, and $30.8 million or 38% of revenue in the year-ago quarter.
•Non-GAAP income from operations was 19% of revenue, compared to 14% in the prior quarter, and 25% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.32, compared to diluted earnings per share of $0.09 in the prior quarter, and diluted earnings per share of $0.23 in the year-ago quarter.

Recent Business Highlights

•Completed acquisition of Intel’s Home Gateway Platform Division broadening its existing connected home portfolio by bringing together a complete, scalable, complementary platform of connectivity and access solutions
•Completed acquisition of NanoSemi, Inc., strengthening its IP portfolio for its 5G and WiFi base station solutions

Management Commentary

“In the third quarter, we posted record revenue due to stronger-than-expected demand for broadband access and connectivity products, along with meaningful quarterly improvements in our infrastructure business. These results not only support our positive outlook for new revenues with our PAM4 DSP product for the 400G optical datacenter market and 5G wireless backhaul and access product offerings, but they also point to a new all-time high revenue guidance in the fourth quarter,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

“We realized partial quarter contribution from the acquisition of Intel’s Home Gateway Platform Division, which has exceeded our initial expectations of revenue and the potential for improving its cost structure. We are benefiting from the strong demand for increased data access bandwidth and its robust distribution inside the home using WiFi-connectivity. Additionally, on September 9, we closed the acquisition of NanoSemi, which will greatly strengthen MaxLinear’s 5G wireless infrastructure product offerings and our competitive positioning in the market. Overall, we are confident in exceeding our prior outlook driven by new product cycles, market share gains in our broadband business, and disciplined expense management,” continued Dr. Seendripu.

Fourth Quarter 2020 Business Outlook

The company expects revenue in the fourth quarter 2020 to be approximately $185 million to $195 million. The Company also estimates the following:
•GAAP gross margin of approximately 40% to 44%;
•Non-GAAP gross margin of approximately 56% to 59%;
•GAAP operating expenses of approximately $107 million to $111 million; and
•Non-GAAP operating expenses of approximately $74 million to $78 million.

Webcast and Conference Call

MaxLinear will host its third quarter financial results conference call today, November 5, 2020 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until November 20, 2020. A replay of the conference call will also be available until November 19, 2020 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13711771.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including specifically our current guidance for fourth quarter 2020 revenue, gross margins, and operating expenses) and statements concerning expectations of potential developments in our target markets, including management’s views with respect to the prospects for and trends in our broadband, connected home and 5G wireless and fiber-optic high-speed interconnect infrastructure markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions and our expectations with respect to the impact of our acquisitions of the Home Gateway Platform Division of Intel Corporation, which we refer to as the WiFi and Broadband assets business and NanoSemi, Inc. With respect to our acquisitions of the WiFi and Broadband assets business and NanoSemi, we face particular risks associated with our ability to successfully complete the integration of the acquired businesses and maintain relationships with employees, customers, and vendors. The WiFi and Broadband assets business and NanoSemi operate in jurisdictions materially affected by the novel coronavirus (COVID-19) pandemic, which enhances integration risks, particularly relating to employee hiring and retention. The WiFi and Broadband assets business and NanoSemi have operations that differ from those of MaxLinear, and we may be unable to realize anticipated strategic, financial, and operating synergies. In addition, we have incurred incremental acquisition-related indebtedness, which will enhance specific risks relating to our ability to service interest and principal payments on our combined indebtedness and limitations on our operating flexibility based on financial and operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that may limit our ability to obtain additional financing, issue guarantees, create liens, make certain restricted payments or repay certain obligations or to pursue future acquisitions. Additional risks and uncertainties affecting our business and future operating results include, without limitation, the on-going impact of the COVID-19 pandemic, including whether and the extent to which we will continue to benefit from work-from-home and similar initiatives as the situation progresses; risks associated with our ability to realize improved profitability from our WiFi and Broadband assets business and Nanosemi; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; impact of the COVID-19 pandemic on customer demand and on our business and global financial markets in general; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; our reliance on a limited number of third party manufacturers; our lack of long-term supply contracts and dependence on limited sources of supply; uncertainties concerning how end user markets for our products will develop, including in particular markets we have entered more recently such as the 5G wireless and fiber-optic data center high-speed interconnect infrastructure markets but also existing markets such as connected home; and uncertainties concerning the outcome of global trade negotiations, export control limitations, and heightened geopolitical risks generally.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 5, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on July 23, 2020, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which we expect to file shortly. All forward-looking statements are based on the estimates, projections and assumptions of management as of November 5, 2020, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2020, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2019, which we settled in shares of common stock in 2020; (iv) amortization of purchased intangible assets and inventory step-up to fair value; (v) depreciation of fixed assets step-up to fair value; (vi) acquisition and integration costs related to our acquisitions; (vii) professional fees and settlement costs related to IP and commercial litigation matters; (viii) severance and other restructuring charges; (ix) impairment losses on intangible assets; and (x) non-cash income tax benefits and expenses. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2019 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in March 2020. We currently expect that bonus awards under our fiscal 2020 program will be settled in common stock in the first quarter of fiscal 2021.
Expenses incurred in relation to acquisitions primarily include amortization of purchased intangible assets and step-up of inventory and fixed assets to fair value, and acquisition and integration costs primarily consisting of professional and consulting fees.
Impairment losses relate to certain intangible assets.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the fourth quarter 2020.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
IR@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net revenue	$156,633	$65,220	$80,020
Cost of net revenue	90,427	32,477	38,116
Gross profit	66,206	32,743	41,904
Operating expenses:
Research and development	55,816	27,984	23,174
Selling, general and administrative	41,685	27,470	21,920
Restructuring charges	3,280	64	144
Total operating expenses	100,781	55,518	45,238
Loss from operations	(34,575)	(22,775)	(3,334)
Interest income	27	31	214
Interest expense	(3,569)	(2,183)	(2,718)
Other income (expense), net	(719)	(81)	1,098
Total interest and other income (expense), net	(4,261)	(2,233)	(1,406)
Loss before income taxes	(38,836)	(25,008)	(4,740)
Income tax benefit	(2,191)	(3,201)	(26)
Net loss	$(36,645)	$(21,807)	$(4,714)
Net loss per share:
Basic	$(0.50)	$(0.30)	$(0.07)
Diluted	$(0.50)	$(0.30)	$(0.07)
Shares used to compute net loss per share:
Basic	73,402	72,740	71,366
Diluted	73,402	72,740	71,366

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Net revenue	$283,880	$247,162
Cost of net revenue	154,169	116,101
Gross profit	129,711	131,061
Operating expenses:
Research and development	109,489	74,877
Selling, general and administrative	93,787	67,838
Impairment losses	86	—
Restructuring charges	3,833	2,477
Total operating expenses	207,195	145,192
Loss from operations	(77,484)	(14,131)
Interest income	283	553
Interest expense	(8,228)	(8,546)
Other income (expense), net	(620)	429
Total interest and other income (expense), net	(8,565)	(7,564)
Loss before income taxes	(86,049)	(21,695)
Income tax benefit	(12,128)	(9,901)
Net loss	$(73,921)	$(11,794)
Net loss per share:
Basic	$(1.02)	$(0.17)
Diluted	$(1.02)	$(0.17)
Shares used to compute net loss per share:
Basic	72,729	70,755
Diluted	72,729	70,755

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Operating Activities
Net loss	$(36,645)	$(21,807)	$(4,714)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and depreciation	20,554	16,532	16,419
Amortization of inventory step-up	14,445	—	—
Amortization of debt issuance costs and accretion of discount on debt and leases	579	397	380
Stock-based compensation	14,145	12,085	8,359
Deferred income taxes	3,834	(2,879)	(1,379)
Impairment of leasehold improvements	156	—	—
Impairment of leased right-of-use assets	1,464	—	—
(Gain) loss on foreign currency	601	20	(183)
Excess tax benefits on stock based awards	(152)	(472)	(61)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(63,569)	3,362	280
Inventory	(17,349)	(3,184)	5,108
Prepaid expenses and other assets	(35,131)	(669)	960
Leased right-of-use assets	79	(314)	1,309
Accounts payable, accrued expenses and other current liabilities	61,958	6,020	(6,313)
Accrued compensation	15,364	4,396	730
Accrued price protection liability	12,108	(2,132)	2,291
Lease liabilities	(1,566)	(1,279)	(2,183)
Other long-term liabilities	(7,459)	(816)	749
Net cash provided by (used in) operating activities	(16,584)	9,260	21,752
Investing Activities
Purchases of property and equipment	(5,196)	(3,901)	(1,219)
Purchases of intangible assets	(375)	(13)	(86)
Cash used in acquisitions, net of cash acquired	(160,000)	—	—
Net cash used in investing activities	(165,571)	(3,914)	(1,305)
Financing Activities
Proceeds from the issuance of debt	175,000	—	—
Payment of debt issuance cost	(2,696)	—	—
Repayment of debt	—	—	(20,000)
Net proceeds from issuance of common stock	628	4,154	288
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,393)	(1,024)	(1,339)
Net cash provided by (used in) financing activities	171,539	3,130	(21,051)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(71)	513	90
Increase (decrease) in cash, cash equivalents and restricted cash	(10,687)	8,989	(514)
Cash, cash equivalents and restricted cash at beginning of period	107,429	98,440	67,038
Cash, cash equivalents and restricted cash at end of period	$96,742	$107,429	$66,524

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine months ended
	September 30, 2020	September 30, 2019
Operating Activities
Net loss	$(73,921)	$(11,794)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	53,819	49,928
Impairment losses	86	—
Amortization of inventory step-up	14,445	—
Amortization of debt issuance costs and accretion of discount on debt and leases	1,386	1,173
Stock-based compensation	33,057	24,313
Deferred income taxes	(5,253)	(12,455)
Loss on disposal of property and equipment	—	46
Impairment of leasehold improvements	319	1,442
Impairment of leased right-of-use assets	1,508	2,182
Gain on extinguishment of lease liabilities	—	(2,880)
Loss on foreign currency	375	330
Excess tax benefits on stock-based awards	(530)	(3,872)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(54,592)	3,160
Inventory	(20,180)	3,971
Prepaid expenses and other assets	(34,357)	916
Leased right-of-use assets	405	2,935
Accounts payable, accrued expenses and other current liabilities	67,193	(1,431)
Accrued compensation	23,121	1,414
Accrued price protection liability	5,439	(2,869)
Lease liabilities	(4,275)	(6,487)
Other long-term liabilities	(8,721)	219
Net cash provided by (used in) operating activities	(676)	50,241
Investing Activities
Purchases of property and equipment	(10,132)	(3,898)
Purchases of intangible assets	(388)	(86)
Cash used in acquisitions, net of cash acquired	(160,000)	—
Net cash used in investing activities	(170,520)	(3,984)
Financing Activities
Proceeds from the issuance of debt	175,000	—
Payment of debt issuance cost	(2,696)	—
Repayment of debt	—	(50,000)
Net proceeds from issuance of common stock	5,270	6,221
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,892)	(11,166)
Net cash provided by (used in) financing activities	174,682	(54,945)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	139	1,021
Increase (decrease) in cash, cash equivalents and restricted cash	3,625	(7,667)
Cash, cash equivalents and restricted cash at beginning of period	93,117	74,191
Cash, cash equivalents and restricted cash at end of period	$96,742	$66,524

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2020	June 30, 2020	September 30, 2019
Assets
Current assets:
Cash and cash equivalents	$96,570	$107,362	$66,115
Short-term restricted cash	111	9	345
Accounts receivable, net	105,355	41,434	56,339
Inventory	104,471	34,284	37,642
Prepaid expenses and other current assets	43,546	7,489	4,679
Total current assets	350,053	190,578	165,120
Long-term restricted cash	61	58	64
Property and equipment, net	37,258	18,059	15,204
Leased right-of-use assets	11,876	8,942	18,719
Intangible assets, net	232,148	159,441	202,217
Goodwill	302,576	238,330	238,330
Deferred tax assets	72,537	76,371	64,046
Other long-term assets	1,270	1,281	3,065
Total assets	$1,007,779	$693,060	$706,765

Liabilities and stockholders’ equity
Current liabilities	$211,374	$69,964	$63,119
Long-term lease liabilities	9,406	6,833	14,995
Long-term debt	372,457	207,486	206,622
Other long-term liabilities	17,734	6,802	8,678
Stockholders’ equity	396,808	401,975	413,351
Total liabilities and stockholders’ equity	$1,007,779	$693,060	$706,765

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
GAAP gross profit	$66,206	$32,743	$41,904
Stock-based compensation	143	126	151
Performance based equity	180	109	—
Amortization of inventory step-up	14,445	—	—
Amortization of purchased intangible assets	9,901	8,581	8,477
Non-GAAP gross profit	90,875	41,559	50,532

GAAP R&D expenses	55,816	27,984	23,174
Stock-based compensation	(6,056)	(5,040)	(4,155)
Performance based equity	(6,190)	(2,054)	(45)
Non-GAAP R&D expenses	43,570	20,890	18,974

GAAP SG&A expenses	41,685	27,470	21,920
Stock-based compensation	(7,349)	(6,920)	(4,068)
Performance based equity	(2,991)	(1,144)	(279)
Amortization of purchased intangible assets	(6,057)	(5,549)	(5,722)
Acquisition and integration costs	(7,762)	(2,090)	—
IP litigation costs, net	(35)	(54)	(71)
Non-GAAP SG&A expenses	17,491	11,713	11,780

GAAP restructuring expenses	3,280	64	144
Restructuring charges	(3,280)	(64)	(144)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(34,575)	(22,775)	(3,334)
Total non-GAAP adjustments	64,389	31,731	23,112
Non-GAAP income from operations	29,814	8,956	19,778

GAAP and non-GAAP interest and other income (expense), net	(4,261)	(2,233)	(1,406)
Non-recurring gain on reversal of liability	—	—	(1,006)
Non-GAAP interest and other income (expense), net	(4,261)	(2,233)	(2,412)

GAAP loss before income taxes	(38,836)	(25,008)	(4,740)
Total non-GAAP adjustments	64,389	31,731	22,106
Non-GAAP income before income taxes	25,553	6,723	17,366

GAAP income tax benefit	(2,191)	(3,201)	(26)
Adjustment for non-cash tax benefits/expenses	3,724	3,605	894
Non-GAAP income tax provision	1,533	404	868

GAAP net loss	(36,645)	(21,807)	(4,714)
Total non-GAAP adjustments before income taxes	64,389	31,731	22,106
Less: total tax adjustments	3,724	3,605	894
Non-GAAP net income	$24,020	$6,319	$16,498

Shares used in computing non-GAAP basic net income per share	73,402	72,740	71,366
Shares used in computing non-GAAP diluted net income per share	75,324	73,772	72,506
Non-GAAP basic net income per share	$0.33	$0.09	$0.23
Non-GAAP diluted net income per share	$0.32	$0.09	$0.23

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2020	September 30, 2019
GAAP gross profit	$129,711	$131,061
Stock-based compensation	417	428
Performance based equity	358	73
Amortization of inventory step-up	14,445	—
Amortization of purchased intangible assets	27,063	25,379
Non-GAAP gross profit	171,994	156,941

GAAP R&D expenses	109,489	74,877
Stock-based compensation	(14,842)	(12,590)
Performance based equity	(9,994)	(970)
Depreciation of fixed asset step-up	—	(6)
Non-GAAP R&D expenses	84,653	61,311

GAAP SG&A expenses	93,787	67,838
Stock-based compensation	(17,202)	(11,295)
Performance based equity	(5,271)	(1,218)
Amortization of purchased intangible assets	(17,329)	(17,312)
Acquisition and integration costs	(13,122)	—
IP litigation costs, net	(149)	(84)
Non-GAAP SG&A expenses	40,714	37,929

GAAP impairment losses	86	—
Impairment losses	(86)	—
Non-GAAP impairment losses	—	—

GAAP restructuring expenses	3,833	2,477
Restructuring charges	(3,833)	(2,477)
Non-GAAP restructuring expenses	—	—

GAAP loss from operations	(77,484)	(14,131)
Total non-GAAP adjustments	124,111	71,832
Non-GAAP income from operations	46,627	57,701

GAAP and non-GAAP interest and other income (expense), net	(8,565)	(7,564)
Non-recurring gain on reversal of liability	—	(1,006)
Non-GAAP interest and other income (expense), net	(8,565)	(8,570)

GAAP loss before income taxes	(86,049)	(21,695)
Total non-GAAP adjustments	124,111	70,826
Non-GAAP income before income taxes	38,062	49,131

GAAP income tax benefit	(12,128)	(9,901)
Adjustment for non-cash tax benefits/expenses	14,412	12,993
Non-GAAP income tax provision	2,284	3,092

GAAP net loss	(73,921)	(11,794)
Total non-GAAP adjustments before income taxes	124,111	70,826
Less: total tax adjustments	14,412	12,993
Non-GAAP net income	$35,778	$46,039

Shares used in computing non-GAAP basic net income per share	72,729	70,755
Shares used in computing non-GAAP diluted net income per share	73,925	72,270
Non-GAAP basic net income per share	$0.49	$0.65
Non-GAAP diluted net income per share	$0.48	$0.64

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
GAAP gross profit	42.3%	50.2%	52.4%
Stock-based compensation	0.1%	0.2%	0.2%
Performance based equity	0.1%	0.2%	—%
Amortization of inventory step-up	9.2%	—%	—%
Amortization of purchased intangible assets	6.3%	13.2%	10.6%
Non-GAAP gross profit	58.0%	63.7%	63.1%

GAAP R&D expenses	35.6%	42.9%	29.0%
Stock-based compensation	(3.9)%	(7.7)%	(5.2)%
Performance based equity	(4.0)%	(3.2)%	(0.1)%
Amortization of purchased intangible assets	—%	—%	—%
Non-GAAP R&D expenses	27.8%	32.0%	23.7%

GAAP SG&A expenses	26.6%	42.1%	27.4%
Stock-based compensation	(4.7)%	(10.6)%	(5.1)%
Performance based equity	(1.9)%	(1.8)%	(0.4)%
Amortization of purchased intangible assets	(3.9)%	(8.5)%	(7.2)%
Acquisition and integration costs	(5.0)%	(3.2)%	—%
IP litigation costs, net	—%	(0.1)%	(0.1)%
Non-GAAP SG&A expenses	11.2%	18.0%	14.7%

GAAP restructuring expenses	2.1%	0.1%	0.2%
Restructuring charges	(2.1)%	(0.1)%	(0.2)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(22.1)%	(34.9)%	(4.2)%
Total non-GAAP adjustments	41.1%	48.7%	28.9%
Non-GAAP income from operations	19.0%	13.7%	24.7%

GAAP interest and other income (expense), net	(2.7)%	(3.4)%	(1.8)%
Nonrecurring gain on reversal of liability	—%	—%	(1.3)%
Non-GAAP interest and other income (expense), net	(2.7)%	(3.4)%	(3.0)%

GAAP loss before income taxes	(24.8)%	(38.3)%	(5.9)%
Total non-GAAP adjustments before income taxes	41.1%	48.7%	27.6%
Non-GAAP income before income taxes	16.3%	10.3%	21.7%

GAAP income tax benefit	(1.4)%	(4.9)%	—%
Adjustment for non-cash tax benefits/expenses	2.4%	5.5%	1.1%
Non-GAAP income tax provision	1.0%	0.6%	1.1%

GAAP net loss	(23.4)%	(33.4)%	(5.9)%
Total non-GAAP adjustments before income taxes	41.1%	48.7%	27.6%
Less: total tax adjustments	2.4%	5.5%	1.1%
Non-GAAP net income	15.3%	9.7%	20.6%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Nine Months Ended
	September 30, 2020	September 30, 2019
GAAP gross profit	45.7%	53.0%
Stock-based compensation	0.2%	0.2%
Performance based equity	0.1%	0.0%
Amortization of inventory step-up	5.1%	0.0%
Amortization of purchased intangible assets	9.5%	10.3%
Non-GAAP gross profit	60.6%	63.5%

GAAP R&D expenses	38.6%	30.3%
Stock-based compensation	(5.2)%	(5.1)%
Performance based equity	(3.5)%	(0.4)%
Amortization of purchased intangible assets	0.0%	0.0%
Depreciation of fixed asset step-up	—%	—%
Non-GAAP R&D expenses	29.8%	24.8%

GAAP SG&A expenses	33.0%	27.4%
Stock-based compensation	(6.1)%	(4.6)%
Performance based equity	(1.9)%	(0.5)%
Amortization of purchased intangible assets	(6.1)%	(7.0)%
Acquisition and integration costs	(4.6)%	—%
IP litigation costs, net	(0.1)%	—%
Non-GAAP SG&A expenses	14.3%	15.3%

GAAP impairment losses	0.03%	—%
Impairment losses	(0.03)%	—%
Non-GAAP impairment losses	—%	—%

GAAP restructuring expenses	1.4%	1.0%
Restructuring charges	(1.4)%	(1.0)%
Non-GAAP restructuring expenses	—%	—%

GAAP loss from operations	(27.3)%	(5.7)%
Total non-GAAP adjustments	43.7%	29.1%
Non-GAAP income from operations	16.4%	23.4%

GAAP interest and other income (expense), net	(3.0)%	(3.1)%
Nonrecurring gain on reversal of liability	0.0%	(0.4)%
Non-GAAP interest and other income (expense), net	(3.0)%	(3.5)%

GAAP loss before income taxes	(30.3)%	(8.8)%
Total non-GAAP adjustments before income taxes	43.7%	28.7%
Non-GAAP income before income taxes	13.4%	19.9%

GAAP income tax benefit	(4.3)%	(4.0)%
Adjustment for non-cash tax benefits/expenses	5.1%	5.3%
Non-GAAP income tax provision	0.8%	1.3%

GAAP net loss	(26.0)%	(4.8)%
Total non-GAAP adjustments before income taxes	43.7%	28.7%
Less: total tax adjustments	5.1%	5.3%
Non-GAAP net income	12.6%	18.6%